UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

HUMBL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31267	27-1296318
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 B Street
Suite 300
San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 738-9012

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HMBL	OTCQB

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2023, HUMBL, Inc. (“HUMBL”) entered into a Securities Purchase Agreement (“Purchase Agreement”) with Phantom Power, LLC (“Phantom Power”). Pursuant to the Purchase Agreement, HUMBL sold its 100% membership interest in Monster Creative, LLC (“Membership Interest”) to Phantom Power and issued to Phantom Power a Warrant to Purchase Shares of Common Stock (“Warrant”). In consideration for the purchase of the Membership Interest and Warrant, Phantom Power cancelled the Promissory Note issued to it by HUMBL on June 21, 2021 with an original principal balance of $435,000 and reduced the balance of the Convertible Promissory Note issued to it by HUMBL on June 21, 2021 with an original principal balance of $6,525,000 by $1,000,000. The outstanding balance of the Promissory Note immediately prior to cancelation was approximately $338,000 and the balance of the Convertible Promissory Note immediately following the balance reduction was approximately $2,300,000. The Warrant is exercisable for five years at an exercise price of $0.05 and contains a cashless exercise provision. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the Warrant which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Securities Purchase Agreement between HUMBL, Inc. and Phantom Power, LLC dated June 30, 2023
10.2	Warrant to Purchase Shares of Common Stock issued to Phantom Power, LLC on June 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 7, 2023	HUMBL, Inc.

	By:	/s/ Brian Foote
Brian Foote
President and CEO

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